UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 15, 2026

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
360 Park Ave S., 17th Floor
New York, New York 10010
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced, on March 2, 2026, Ziff Davis, Inc., a Delaware corporation (the “Company”), Ziff Davis, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and Accenture Inc., a Delaware corporation (“Purchaser”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell its Connectivity division (the “Business”) to Purchaser for an aggregate purchase price of $1.2 billion in cash (the “Transaction”), subject to certain customary adjustments set forth in the Purchase Agreement.

On June 15, 2026, the Company entered into a consent (the “Consent Agreement”) to its existing credit agreement, dated April 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, the other loan parties party thereto, the lenders from time to time party thereto (the “Lenders”) and U.S. Bank National Association, as administrative agent and collateral agent for the Lenders. The Consent Agreement provides for, among other things, consent for the Company to consummate its previously announced sale of the Business pursuant to the Purchase Agreement.

The foregoing description is only a summary of the material provisions of the Consent Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 17, 2026, the Company completed the sale of the Business to Purchaser (the “Closing”).

The material terms of the Purchase Agreement were described in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 4, 2026, which description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In addition, shortly prior to the Closing, the Company designated certain of its subsidiaries that constitute the Business as unrestricted subsidiaries under the Indenture, dated as of October 7, 2020 by and among the Company, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, relating to the Company’s 4.625% Senior Notes due 2030.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than four business days after the date of the Closing.

(d) Exhibits

Exhibit Number	Description
2.1*
Securities Purchase Agreement, dated as of March 2, 2026, by and among Ziff Davis, Inc., Ziff Davis, LLC and Accenture Inc. (incorporated by reference to Exhibit 2.1 to Ziff Davis’ Current Report on Form 8-K filed on March 4, 2026 (File No. 0-25965)).

10.1*,**	Consent Agreement, dated June 15, 2026, by and among the Company, JPMorgan Chase Bank, N.A., Citibank N.A. and U.S. Bank National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain of the schedules and exhibits to the Purchase Agreement and Consent Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
**Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	June 17, 2026	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary